Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Conscious Intention, Inc. (the"Company"), on Form 10-KSB for the period ended December 31, 2005, as filed with the Securities and Exchange Commission (the Report"), I, Andrew Hamilton, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Andrew Hamiltonr Andrew Hamilton Chief Executive Officer Duly Authorized Officer and Principal Financial and Accounting Officer Date: April 17, 2006